Exhibit 23.1






                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 2000 on the consolidated financial statements of Lakeland Financial Corporation included in the Annual Report on Form 10-K of Lakeland Financial Corporation for the year ended December 31,1999.

                                             /s/ Crowe, Chizek and Company LLP
                                             Crowe, Chizek and Company LLP

South Bend, Indiana
October 19, 2000